Exhibit 10.1

Cardinal Health 7000 Cardinal Place Dublin, Ohio 43017 614.###.#### tel 614.###.#### fax cardinalhealth.com

July 26, 2019

Mr. David C. Evans
### ##### #### ####
######, #### #####

Dear Dave,

It is with great pleasure that I confirm in writing our offer of employment to you. All of us who have met with you enthusiastically believe you represent an exceptional fit with Cardinal Health, Inc. ("Cardinal Health") and will be a superb addition to the executive management team. The major provisions of your offer are:

Position: Your initial position will be Executive Vice President, Finance, based in Dublin, Ohio and reporting to Mike Kaufmann, Chief Executive Officer, Cardinal Health. You will become Chief Financial Officer subject to approval by the Board of Directors.

Start Date: We look forward to you starting with us on July 29, 2019.

Base Salary: Your monthly salary is $220,000; it is payable bi-weekly, every other Friday, one week behind the most current workweek you’ve completed (in arrears). You will not be eligible for adjustments to your base salary rate during your employment with us without approval by the Human Resources and Compensation Committee of the Board of Directors.

Management Incentive Plan: You will not be eligible to participate in our short-term cash incentive plan, which we call the Management Incentive Plan.

Long-Term Incentive Program: You will not be eligible to participate in the Cardinal Health Long-Term Incentive program.

Well-Being Opportunities: Cardinal Health is pleased to offer a comprehensive, competitive program. On your first day of employment, you are eligible to participate in the:

•	Health, Life and Disability Plans – You will receive more information on these benefits separately and during your new hire orientation session.

•
401(k) Savings Plan – You may contribute up to 50% of your pre-tax earnings to the Plan (subject to IRS maximum limits). Currently, if you contribute 5% or more you will receive the maximum company matching contribution of 4.5%. Cardinal Health also matches contributions from below 5% at various levels, and we can provide additional details upon request. These matching dollars are immediately 100% vested. In addition to the company match, Cardinal Health may make a discretionary company contribution to your 401(k) account if you are actively employed as of June 30, 2020. This discretionary company contribution is 100% vested after three years of service. Enrollment information will be sent to you by Wells Fargo Institutional Retirement & Trust, part of the Principal Financial Group, our financial benefits service provider.

Mr. David C. Evans

•
Deferred Compensation Plan – This plan enables you to save over the IRS limits in the qualified 401(k) plan. Cardinal Health provides a match on deferrals from eligible compensation earned between $280,000 and $380,000 and may make a discretionary company contribution to your DCP account. All contributions vest as described in the 401(k) plan. Enrollment information will be sent to you via e-mail by our Benefits department. Note that you must initially enroll within 30 days of your start date and then annually thereafter.

•
Paid Time Off – You will be eligible for Paid Time Off (“PTO”) in compliance with our PTO program. This allotment covers vacation, sick and personal days, all of which must be used during that calendar year. Based on your start date, you will be eligible to receive a pro-rated allotment of PTO for the current calendar year.

In addition to PTO, you will receive a maximum of fifty-six (56) hours of paid company holidays. Selected days may be determined by your business but typically include New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the day following, and Christmas Day.

Screening: Consistent with our policies for all Cardinal Health personnel and the special consideration of our industry, this offer is contingent upon both the taking of a company paid drug screening test, the results of which must be negative, as well as an acceptable background check. These items must be completed prior to your start date.

Terms: Employment with Cardinal Health is not for any definite period of time and is terminable, with or without notice, at the will of either you or Cardinal Health at any time, for any reason. There is no contract, express or implied, of employment. However, you will be compensated for five months even if your employment is terminated before you have completed five months of service. You agree to resign employment with the Company (which will be a voluntary termination of employment) at the completion of a transition period with a new Chief Financial Officer.

Severance Plan: You will not be eligible to participate in the Cardinal Health Senior Executive Severance Plan.

Ethics: As a company founded on a core set of values, we will ask you to review the enclosed Standards of Business Conduct and sign a certificate of compliance.

If you have any questions, please feel free to call me at 614.###.####.

I'm looking forward to working together and excited about what we will accomplish!

Sincerely,

/s/ Ola M. Snow

Ola M. Snow
Chief Human Resources Officer

I accept the above offer of employment:

/s/ David C. Evans	7/28/19
Signature	Date

cc: Mike Kaufmann